Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)
Molecular Partners AG
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, CHF 0.10 nominal value per share Performance Share Plan 2024 - Employees	Other	2,633,223	$7.59	$19,986,163	$0.00014760	$2,949.96
Equity	Ordinary Shares, CHF 0.10 nominal value per share Performance Share Plan 2024 - Management	Other	535,316	$7.59	$4,063,048	$0.00014760	$599.71
Equity	Ordinary Shares, CHF 0.10 nominal value per share Restricted Share Plan 2024	Other	192,369	$7.59	$1,460,081	$0.00014760	$215.51
Total Offering Amount					$25,509,292		$3,765.17
Total Fee Offsets							$—
Net Fee Due							$3,765.17

(1)    These ordinary shares of Molecular Partners AG (the “Registrant”), CHF 0.10 nominal value per share (“Ordinary Shares”), may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-256924).

(2)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the Registrant’s Performance Share Plan 2024 - Employees, Performance Share Plan 2024 - Management and Restricted Share Plan 2024 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Ordinary Shares.

Exhibit 107
(3)    Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $7.59 per ADS, which was the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Select Market for June 24, 2024.